Exhibit 23.03

                           CONSENT OF MARCIO STEWART


I consent to the references to me in the Registration Statement on Form SB-2, as amended, and related prospectus of New England Acquisitions, Inc.

By: /s/ Marcio Stewart
        ---------------
        Marcio Stewart

September 27, 2002